ARTICLES OF CONVERSION
OF
MV FUND II, LLC
(the Constituent Entity)
AND
MEDASORB TECHNOLOGIES, INC.
(the Resulting Entity)

The undersigned Manager of MV FUND II, LLC, a Nevada limited liability company (the “Constituent Entity”) and the undersigned President of MEDASORB TECHNOLOGIES, INC., a Nevada corporation (the “Resulting Entity”), hereby adopt the following Articles of Conversion pursuant to Chapter 92A of the Nevada Revised Statutes.

I.
NAME AND JURISDICTION

The name of the Constituent Entity is MV FUND II, LLC, and the Constituent Entity is a limited liability company duly organized under the laws of the State of Nevada.  The name of the Resulting Entity is MEDASORB TECHNOLOGIES, INC., and the Resulting Entity is a corporation duly organized under the laws of the State of Nevada.

II.
PLAN OF CONVERSION

A Plan of Conversion (the “Plan”) has been adopted by the majority of the Members of the Constituent Entity, and by all the Directors and President of the Resulting Entity.  The Plan sets forth the terms and conditions of the conversion and the manner and basis for converting the membership interests in the Constituent Entity to shares in the Resulting Entity.  The complete, executed Plan is on file at the registered office of the Resulting Entity located at 7311 W Charleston Blvd., Ste. 110, Las Vegas, Nevada 89117. The Plan has been duly adopted in compliance with Chapter 92A of the Nevada Revised Statutes.

III.
ARTICLES OF INCORPORATION

The Articles of the Resulting Entity are being filed concurrently with the filing of these Articles of Conversion, in compliance with Chapter 78 of the Nevada Revised Statutes.

IV.
CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

A Certificate of Acceptance of Appointment of Resident Agent of the Resulting Entity is also being filed concurrently with the filing of these Articles of Conversion.  The resident agent of the Resulting Entity is Cane Clark LLP, and the street address of the resident of the Resulting Entity is 3273 E. Warm Springs, Rd., Las Vegas, Nevada  89120.

V.
EFFECTIVE DATE

The effective date of the conversion of the Constituent Entity and the Resulting Entity and shall be the date of filing of these Articles of Conversion.

Dated:  This 31st day of January, 2006.

CONSTITUENT ENTITY MV FUND II, LLC, a Nevada limited liability company By: /s/ Sam Medley Sam Medley President of MV FUNDING GROUP, INC., Managing Member	RESULTING ENTITY MEDASORB TECHNOLOGIES, INC., a Nevada corporation By: /s/ Sam Medley Sam Medley President